UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2007

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On December 4, 2007, Fortune Brands, Inc. issued a press release announcing the election of Ann Fritz Hackett to Fortune Brands’ Board of Directors. Mrs. Hackett was elected as a Class II member of the Board of Directors and her term of office will expire at the 2009 annual meeting of stockholders. There is no arrangement or understanding between Mrs. Hackett and any other persons pursuant to which she was elected as a director. Mrs. Hackett was also appointed as a member of Fortune Brands’ Compensation and Stock Option and Nominating and Corporate Governance Committees.

Mrs. Hackett was granted 687 shares of the Company’s common stock under the 2005 Non-Employee Director Stock Plan. This grant was made to reflect her partial year of service from the date of her election until the next anticipated annual stock grant made to all directors.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

99.1	Press Release of Fortune Brands, Inc. issued on December 4, 2007, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: December 5, 2007

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Fortune Brands, Inc. issued on December 4, 2007, filed herewith.